FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER BETWEEN
                   BCB BANCORP, INC. AND PAMRAPO BANCORP, INC.

     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of November 5, 2009, is made and entered into by and between BCB, Bancorp, Inc., a New Jersey corporation ("BCB"), and Pamrapo Bancorp, Inc., a New Jersey corporation ("Pamrapo").

     WHEREAS, BCB and Pamrapo entered into an Agreement and Plan of Merger, dated as of June 29, 2009 (the "Agreement") (defined terms not defined herein shall have the meaning given to them in the Agreement); and

     WHEREAS, the parties to the Agreement are authorized to amend the Agreement to the extent legally allowed; and

     WHEREAS, Section 3.34 of the Agreement currently provides that the affirmative vote of (i) the holders of a majority of the issued and outstanding shares of Pamrapo is necessary to approve this Agreement and the Merger on behalf of Pamrapo and (ii) Pamrapo, as the sole stockholder of Pamrapo Bank, is required to approve the Bank Merger Agreement as such, on behalf of Pamrapo Bank. No other vote of the stockholders of Pamrapo or any Subsidiary is required; and

     WHEREAS, Section 7.1(a) of the Agreement currently provides that the Agreement shall be adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Pamrapo Common Stock entitled to vote thereon and by the affirmative vote of the holders of at least a majority of the shares present in person or by proxy of BCB common stock entitled to vote thereon as a condition to each party's obligation to effect the Merger; and

     WHEREAS, the New Jersey Business Corporation Act requires that the Agreement be adopted by the affirmative vote of a majority of the votes cast by the holders of shares of common stock of each of Pamrapo and BCB entitled to vote thereon; and

     WHEREAS, the Boards of Directors of each of the parties to the Agreement have authorized the execution of this Amendment.

     NOW THEREFORE, for valid consideration, the parties hereto agree as follows:

     Amendments to the Agreement.
     ---------------------------

     Effective as of the date of this Amendment, Section 3.34 of the Agreement shall be amended and read as follows:

     Required Vote. The affirmative vote of (i) a majority of the votes cast by the holders of shares of Pamrapo Common Stock entitled to a vote thereon is necessary to approve this Agreement and the Merger on behalf of Pamrapo and (ii)

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Pamrapo,  as the sole  stockholder  of Pamrapo  Bank, is required to approve the
Bank Merger Agreement as such, on behalf of Pamrapo Bank. No other vote of the stockholders of Pamrapo or any Subsidiary is required.

     Effective as of the date of this Amendment, Section 7.1(a) of the Agreement shall be amended and read as follows:

     "(a) Stockholder Approval. This Agreement shall have been adopted by the affirmative vote a majority of the votes cast by the holders of shares of Pamrapo Common Stock entitled to vote thereon and by the affirmative vote of a majority of the votes cast by the holders of shares of BCB Common Stock entitled to vote thereon."



                           [Signatures on next page.]

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

                                                 BCB BANCORP, INC.

                                                 By:    /s/ Mark D. Hogan
                                                        -----------------------
                                                 Name:  Mark D. Hogan
                                                 Title: Chairman

Attest:  /s/ Thomas Coughlin
         ---------------------------
         Thomas Coughlin

                                                 PAMRAPO BANCORP, INC.

                                                 By:    /s/ Daniel J. Massarelli
                                                        -----------------------
                                                 Name:  Daniel J. Massarelli
                                                 Title: Chairman

Attest:  /s/ Margaret Russo
         ---------------------------
         Margaret Russo

























          [Signature page to Amendment to Agreement and Plan of Merger]